Exhibit 4.2

FORM AMENDMENT TO AUTHORIZED PARTICIPANT AGREEMENT

This Amendment (this “Amendment”) to the AP Agreement (as defined below) is entered into as of December 11, 2020, among (i) [Authorized Participant]1 (the “Authorized Participant”), (ii) the Bank of New York Mellon, a New York banking corporation acting in its capacity as trustee (in such capacity, “Trustee”) of the Perth Mint Physical Gold ETF (the “Trust”), created under New York law pursuant to the Depository Trust Agreement among (a) the Trustee, (b) Gold Corporation, a body corporate established under section 4 of the Gold Corporation Act 1987 (WA) (“Gold Corp”), in its capacity as custodian of the Trust, and (c) Goldman Sachs Asset Management, L.P., a Delaware limited partnership, in its capacity as sponsor of the Trust (the “Sponsor”) dated July 26, 2018, as it may be amended from time to time (the “Trust Agreement”), and (iii) the Sponsor.

WHEREAS, the Authorized Participant, Trustee and Exchange Traded Concepts, LLC, an Oklahoma limited liability company (“ETC”), entered into an Authorized Participant Agreement (the “AP Agreement”) dated as of [                 ,     ];

WHEREAS, the Sponsor, Gold Corp, and ETC (together with Gold Corp, collectively the “Sellers”) entered into a Sponsorship Transfer Agreement, dated as of September 29, 2020 (the “Transfer Agreement”), pursuant to which, among other things, the Sellers have agreed to sell, assign, transfer and convey to Sponsor all of their right, title and interest in and to the Sponsorship and the Sponsorship Assets (as such terms are defined in the Transfer Agreement);

WHEREAS, the closing of the transactions contemplated by the Transfer Agreement (the “Closing”) are subject to certain closing conditions, including entering into this Amendment; and

WHEREAS, pursuant to the terms of the Transfer Agreement, ETC has agreed to transfer, assign, convey, grant and deliver to the Sponsor, and the Sponsor has agreed to assume and accept, ETC’s right, title and interest in and to the AP Agreement.

NOW, THEREFORE, in consideration of the promises and the terms and conditions set forth in this Amendment, the parties agree to the following terms and conditions effective as of the Closing:

1.

ETC shall be removed as a party to the AP Agreement and replaced by Goldman Sachs Asset Management L.P., in its capacity as Sponsor, and accordingly (i) all references to “Exchange Traded Concepts LLC” shall be deleted and replaced with “Goldman Sachs Asset Management, L.P.” and (ii) all references to “Administrative Sponsor” shall be deleted and replaced with “Sponsor”.

2.	All references to “Custodial Sponsor” shall be deleted and replaced with “Sponsor”;

3.	All references to “Perth Mint Physical Gold ETF” shall be deleted and replaced with “Goldman Sachs Physical Gold ETF”;

[1]	NTD: This is a form amendment, so the name of the Authorized Participant and other details specific to each respective Authorized Participant will be added when the Amendment is finalized.

4.	Section 6(ii) of the AP Agreement shall be deleted and replaced with the following:

“(ii) If to the Sponsor:

Goldman Sachs Asset Management, L.P.

200 West Street, 37th Floor

New York, NY 10282

Attn: Michael Crinieri

Telephone: (212) 357-7445

Email: Michael.crinieri@gs.com”

5.	Section 6(iv) of the AP Agreement shall be deleted.

6.	Schedule 1 of the AP Agreement shall be deleted in its entirety and replaced with the Creation and Redemption Procedures attached to this Amendment as Schedule 1.

7.

The parties hereto agree to hold this Amendment in strict confidence and to not disclose the execution of this Amendment until the consummation of the Closing. The parties hereto further agree that the effectiveness of this Amendment is conditioned upon the Closing and if the Closing is not consummated, this Amendment will be void and non-binding and the current AP Agreement with the current Administrative and Custodial Sponsors will continue in accordance with its terms and conditions.

8.	Except as amended hereby, the parties acknowledge and agree that the AP Agreement shall remain in full force and effect in accordance with its terms.

9.

No party to this Amendment shall assign any rights, or delegate the performance of any obligations, arising hereunder without the prior written consent of the other parties hereto, which shall not be unreasonably withheld; provided that any entity into which a party hereto may be merged or converted, or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which a party hereunder shall be a party, shall be the successor of such party hereunder without further action. The party resulting from any such merger, conversion, consolidation or succession shall promptly notify the other parties hereto of the change. Any purported assignment or delegation in violation of this Section 9 shall be null and void. Notwithstanding the foregoing, any successor Trustee appointed in compliance with the Trust Agreement shall automatically become a party hereto and shall assume all the obligations of, and be entitled to all the rights and remedies of, Trustee hereunder with respect to the Trust.

10.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Facsimile or PDF or similar format signatures shall be acceptable and binding.

11.

This Amendment and all the transactions hereunder shall be governed by and interpreted in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict law principles) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

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IN WITNESS WHEREOF, each party to this Amendment has caused it to be executed as of the date first set forth above.

THE BANK OF NEW YORK MELLON, in its capacity as Trustee of the Perth Mint Physical Gold ETF

By:
Name:
Title:

GOLDMAN SACHS ASSET MANAGEMENT, L.P., in its capacity as Sponsor of the Perth Mint Physical Gold ETF

By:
Name:
Title:

[AUTHORIZED PARTICIPANT], in its capacity as Authorized Participant of the Perth Mint Physical Gold ETF

By:
Name:
Title:

[Signature Page to Amendment to [Authorized Participant Name] Authorized Participant Agreement]

SCHEDULE 1 – CREATION AND REDEMPTION PROCEDURES

See attached.

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SCHEDULE 1

CREATION AND REDEMPTION PROCEDURES

TABLE OF CONTENTS - SCHEDULE 1

		Page
ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01	Definitions	3

Section 1.02	Interpretation	6

ARTICLE II CREATION PROCEDURES

Section 2.01	Initial Creation of Shares	7

Section 2.02	Subsequent Creation of Shares	7

ARTICLE III REDEMPTION PROCEDURES

Section 3.01	Redemption of Shares	10

ANNEX I TO CREATION AND REDEMPTION PROCEDURES

Creation/Redemption Order Form		A-1

ANNEX II TO CREATION AND REDEMPTION PROCEDURES

Order Entry System Terms and Conditions		AII-1

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CREATION AND REDEMPTION PROCEDURES

Adopted by the Sponsor and Trustee (each as defined below) as of December 11, 2020.

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.    Definitions. For purposes of these Procedures, and the Standard Terms incorporated by reference into the Authorized Participant Agreement to which these Procedures are attached, unless the context otherwise requires, the following terms will have the following meanings:

“Affiliate” shall have the meaning given to it by Rule 501(b) under the Securities Act.

“AP Account” means a Gold account maintained for the Authorized Participant on an Unallocated Basis by the Custodian or a LBMA Gold clearing bank approved by the Custodian.

“AP Indemnified Party” shall have the meaning ascribed to the term in Section 6.01a of the Standard Terms.

“Authorized Participant” shall have the meaning ascribed to the term in the introductory paragraph of the Authorized Participant Agreement.

“Authorized Participant Agreement” shall mean each Authorized Participant Agreement among the Authorized Participant, the Trustee and the Sponsor authorizing the Authorized Participant to submit Purchase Orders and Redemption Orders and into which these Procedures are attached as Schedule 1 thereto, and the Standard Terms, attached as Schedule 2 thereto, shall have been incorporated by reference.

“Authorized Participant Client” means any party on whose behalf the Authorized Participant acts in connection with an Order (whether a customer or otherwise).

“Authorized Representative” shall mean, with respect to an Authorized Participant, each individual who, pursuant to the provisions of the Authorized Participant Agreement, has the power and authority to act on behalf of the Authorized Participant in connection with the placement of Purchase Orders or Redemption Orders and is in possession of the personal identification number (PIN) assigned by the Trustee for use in any communications regarding Purchase Orders or Redemption Orders on behalf of such Authorized Participant.

“Basket” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Basket Gold Amount” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Benchmark Price” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

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“Beneficial Owner” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Business Day” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Creation” means the process that begins when an Authorized Participant first indicates to the Trustee its intention to purchase one or more Baskets pursuant to these Procedures and concludes with the issuance by the Trustee and Delivery to such Authorized Participant of the corresponding number of Shares.

“Creation and Redemption Line” shall mean a telephone number designated as such by the Trustee and specified in Annex I of the Procedures or otherwise communicated to each Authorized Participant in compliance with the notice provisions of the respective Authorized Participant Agreement.

“Custodian” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Custody Agreement” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Delivery” shall mean a delivery of Gold or Shares, as applicable, in each case effected according to the definition of “Delivery” in Section 1.1 of the Trust Agreement.

“Depositor” shall mean any Authorized Participant that deposits Gold into the Trust, either for its own account or on behalf of another Person that is the owner or beneficial owner of that Gold.

“Deposit Property” means property which, in compliance with the provisions of the Trust Agreement, must be transferred by the Authorized Participant to the Trust, directly through the AP Account, in exchange for the Trust’s Shares.

“Dollars” or “$” (or dollars) refers to United States Dollars, unless otherwise indicated.

“DTC” shall mean The Depository Trust Company, its nominees and their respective successors.

“DTC Participant” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“FINRA” means the Financial Industry Regulatory Authority.

“Fine Ounce” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Gold” or “gold” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

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“Initial Creation” shall mean the initial creation of Shares pursuant to the provisions of Section 2.01 hereof.

“LBMA” shall mean the London Bullion Market Association or its successor.

“London Good Delivery Standards” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Order” shall have the meaning ascribed to the term in Section 1 of the Authorized Participant Agreement.

“Order Cutoff Time” means, with respect to any Business Day, (i) 3:59:59 p.m. (New York time) on such Business Day or (ii) another time agreed to by the Sponsor and the Trustee and as to which the Sponsor has notified Registered Owners and all existing Authorized Participants.

“Order Date” shall have, (i) with respect to a Purchase Order, the meaning ascribed to the term in Section 2.3(a) of the Trust Agreement; and (ii) with respect to a Redemption Order, the meaning ascribed to the term in Section 2.6(a) of the Trust Agreement.

“Person” shall mean any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity or government or any agency or political subdivision thereof.

“Procedures” shall have the meaning ascribed to the term in Section 1 of the Authorized Participant Agreement.

“Prospectus” or “Prospectuses” means the current prospectus of the Trust included in its effective registration statement, as supplemented or amended from time to time.

“Purchase Order” shall have the meaning ascribed to the term in Section 1 of the Authorized Participant Agreement.

“Redemption Order” shall have the meaning ascribed to the term in Section 1 of the Authorized Participant Agreement.

“Registered Owner” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares issued by the Trust pursuant to the provisions of the Trust Agreement.

“Sponsor” means Goldman Sachs Asset Management, L.P., a Delaware limited partnership.

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“Sponsor Indemnified Party” shall have the meaning ascribed to the term in Sections 6.01b of the Standard Terms.

“Standard Terms” shall have the meaning ascribed to the term in Section 2 of the Authorized Participant Agreement.

“Transaction Fee” means a fee of $500 to be paid by the Authorized Participant to the Trustee for each Purchase Order or Redemption Order. The fee may be changed by the Trustee with the prior written consent of the Sponsor.

“Trustee” shall mean The Bank of New York Mellon, a New York banking corporation, in its capacity as Trustee under the Trust Agreement, and any successor thereto in compliance with the provisions thereof.

“Trust” shall have the meaning ascribed to the term in the introductory paragraph of the Authorized Participant Agreement.

“Trust Agreement” shall have the meaning ascribed to the term in the introductory paragraph of the Authorized Participant Agreement.

“Trust Allocated Metal Account” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Trust Documents” shall have the meaning ascribed to the term in Section 6.01a of the Standard Terms.

“Trust Unallocated Metal Account” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Unallocated Basis” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“VAT” shall mean (a) any tax imposed pursuant to or in compliance with the Sixth Directive of the Council of the European Economic Communities (77/388/EEC) including, in relation to the United Kingdom, value added tax imposed by the Value Added Tax Act 1994 and legislation and regulations supplemental thereto; and (b) any other tax of a similar nature, whether imposed in a member state of the European Union or elsewhere, in substitution for, or levied in addition to, such tax referred to in “(a)”.

Section 1.02.    Interpretation. In these Procedures:

Unless otherwise indicated, all references to Sections, clauses, paragraphs, schedules or exhibits, are to Sections, clauses, paragraphs, schedules or exhibits in or to these Procedures.

To the extent that term(s) defined in Section 1.01 apply before the Trust has commenced operations, such term(s) shall not be operative and any provisions relating to the Trust and its Shares contained in the Authorized Participant Agreement shall have no effect until the Trust commences operations and its Trust Agreement and Custody Agreement have been executed and delivered whereupon such terms and provisions shall become automatically operative and effective without any further action by the parties to the Authorized Participant Agreement.

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The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to these Procedures as a whole, and not to any individual provision in which such words may appear.

A reference to any statute, law, decree, rule, regulation or other applicable norm shall be construed as a reference to such statute, law, decree, rule, regulation or other applicable norm as re-enacted, re-designated or amended from time to time.

A reference to any agreement, instrument or document shall be construed as a reference to such agreement, instrument or document as the same may have been amended from time to time in compliance with the provisions thereof.

ARTICLE II

CREATION PROCEDURES

Section 2.01    Initial Creation of Shares. The initial creation of Shares took place in accordance with the Trust Agreement.

Section 2.02.    Subsequent Creation of Shares. After the Initial Creation, the issuance and Delivery of Shares shall take place only in integral numbers of Baskets in compliance with the following rules:

(a)    Authorized Participants wishing to acquire from the Trustee one or more Baskets shall place a Purchase Order with the Trustee prior to the Order Cutoff Time on any Business Day. Purchase Orders received by the Trustee on or after the Order Cutoff Time on a Business Day shall be cancelled.

(b)    For purposes of Section 2.02a. above, a Purchase Order shall be deemed “received” by the Trustee only when either of the following has occurred prior to the Order Cutoff Time:

(i)    Telephone/fax Order – An Authorized Representative shall have placed a telephone call to the Trustee’s Creation and Redemption Line and has received an Order Number from the Trustee for insertion in the Purchase Order, or

(ii)    Web-based Order – An Authorized Representative shall have accessed the Trustee’s online services (https://connect.bnymellon.com), the use of which is subject to the terms and conditions of the Order Entry System Terms and Conditions set forth on Annex II to these Procedures, and placed a Purchase Order.

in either case informing the Trustee that the Authorized Participant wishes to place a Purchase Order for a specified number of Baskets and, in the case of a telephone order, within 15 minutes following such telephone call, the Trustee shall have received a properly completed, irrevocable Purchase Order in the form set out in Annex I to these Procedures executed by an Authorized Representative of such Authorized Participant, via facsimile at the number specified in such Annex I or via email at the email address specified in such Annex I.

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(c)    The Trustee shall provide a written summary to the Sponsor and the Custodian of all accepted Purchase Orders for such Order Date no later than 5:30 p.m. (New York time).

(d)    As soon as reasonably practicable following receipt of a properly completed Purchase Order but not later than 5:30 p.m. (New York time) on the Order Date for such Purchase Order, the Trustee shall send to the Authorized Participant (with copy to the Custodian), via facsimile or email message, a copy of the corresponding Purchase Order endorsed “Accepted” by the Trustee and indicating the Basket Gold Amount that the Authorized Participant shall Deliver to the Custodian in respect of each Basket. Prior to the transmission of the Trustee’s acceptance as specified above, a Purchase Order will only represent the Authorized Participant’s unilateral offer to deposit Gold in exchange for Baskets and will have no binding effect upon the Trust or any other party. Following the transmission of the Trustee’s acceptance as specified above, a Purchase Order will be a binding agreement among the Trust and the Authorized Participant for the creation and purchase of Baskets and the deposit of Gold pursuant to the terms of the Purchase Order and these Procedures. If a Purchase Order is rejected, the Trustee shall send to the Authorized Participant (with copy to the Custodian), via facsimile or email message, as soon as reasonably practicable, but not later than 5:30 p.m. (New York time) on the Order Date for such Purchase Order, a copy of the corresponding Purchase Order endorsed “Declined” by the Trustee. The preceding sentence notwithstanding, Purchase Orders not accepted by 5:30 p.m. (New York time) on the Order Date shall be deemed cancelled. A Purchase Order which is not properly completed will be deemed invalid and rejected by the Trustee; the Authorized Participant may submit a corrected Purchase Order within the time period specified in Section 1.09 of the Standard Terms, currently within fifteen (15) minutes of such contact with the Authorized Participant, provided that the corrected Purchase Order must be received by the Trustee prior to the Order Cutoff Time.

(e)    Each Purchase Order shall settle on the second Business Day (T+2) following the Order Date. The Basket Gold Amount corresponding to each Basket must be deposited in the Trust Unallocated Metal Account no later than 4:00 p.m. (London time) on the second Business Day following the Order Date, such deposit being made from the AP Account. The Authorized Participant shall bear all risk of any loss until the Gold is credited to the Trust Unallocated Metal Account. The Custodian shall transfer any Gold received in the Trust Unallocated Metal Account directly from the AP Account to the Trust Allocated Metal Account, with such Gold being allocated to the Trust Allocated Metal Account no later than the second Business Day following the Order Date.

(f)    By 11:00 am (New York time) on the second Business Day following the Order Date, the Custodian shall advise the Trustee in writing with respect to each Purchase Order of (i) the deposits which have been made to the Trust Unallocated Metal Account and (ii) any deposits which should have been made to the Trust Unallocated Metal Account but which have not been received.

(g)    On the second Business Day following the Order Date corresponding to a Purchase Order, or on such earlier date and time as the Trustee, the Custodian and the

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Authorized Participant may mutually agree, the Trustee shall issue the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant and Deliver them, by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order, provided that, by 11:00 a.m. (New York time) on the date such issuance and Delivery is to take place:

(i)    the Custodian shall have reported in writing to the Trustee that the corresponding required amount of Gold has been deposited in the Trust Unallocated Metal Account in compliance with the provisions of Section 2.02e. above,

(ii)    the Custodian shall have reported in writing to the Trustee that the corresponding required amount of Gold has been allocated to the Trust Allocated Metal Account and the Custodian is holding that Gold for the account of the Trust, and

(iii)    The Trustee shall have received the applicable Transaction Fee from the Authorized Participant, and the Authorized Participant shall have paid or agreed to pay, or reimbursed or agreed to reimburse, the Custodian, the Trustee and the Trust the amount of any and all taxes, governmental charges and fees payable in connection with such deposit, the transfer of Gold and the issuance and Delivery of Shares.

(h)    In all other cases, the Trustee shall issue the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant and Deliver them by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order on the Business Day following the date on which all of the conditions set forth in clauses (i), (ii) and (iii) of Section 2.02g. above shall have been met. In the event that, by 11:00 a.m. (New York time) on the second Business Day following the Order Date of a Purchase Order, the Custodian has advised the Trustee pursuant to Section 2.02f. above that the Trust Unallocated Metal Account has not been credited with the required amount of Gold in compliance with the provisions of Section 2.02e. above, the Trustee shall, by the Trustee’s close of business (New York time), send to the Authorized Participant and the Custodian via fax or email message notice of such fact and the Authorized Participant shall have two (2) Business Days following receipt of such notice to correct such failure. If such failure is not cured within such two (2) Business Day period, the Trustee shall, unless the Sponsor shall otherwise direct, cancel such Purchase Order and will send via fax or electronic mail message notice of such cancellation to the Authorized Participant and the Custodian, and the Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, the Trustee or the Custodian related to the cancelled Order.

(i)    The foregoing provisions notwithstanding, neither the Trustee nor the Custodian shall be liable for any failure or delay in making Delivery of Shares in respect of a Purchase Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Trust, the Trustee, the Custodian or sub-custodian and similar extraordinary events beyond the Custodian’s or the Trustee’s reasonable control. In the event of any such delay, the time to complete Delivery in respect of a Purchase Order will be extended for a period equal to that during which the inability to perform continues.

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(j)    Except as provided in Sections 2.02d., 2.02f., 2.02h. and the Standard Terms, none of the Trustee, the Sponsor or the Custodian are under any duty to give notification of any defects or irregularities in any Purchase Order or the Delivery of the Basket Gold Amount, and shall not incur any liability for the failure to give any such notification.

(k)    The Creation of Shares may be suspended or rejected under the circumstances specified in the Trust Agreement, these Procedures or the Standard Terms.

ARTICLE III

REDEMPTION PROCEDURES

Section 3.01. Redemption of Shares. Redemption of Shares shall take place only in integral numbers of Baskets in compliance with the following rules:

(a)    Authorized Participants wishing to redeem one or more Baskets shall place a Redemption Order with the Trustee prior to the Order Cutoff Time on any Business Day. Redemption Orders received by the Trustee on or after the Order Cutoff Time on any Business Day shall be cancelled.

(b)    For purposes of Section 3.01a. above, a Redemption Order shall be deemed “received” by the Trustee only when either of the following has occurred prior to the Order Cutoff Time:

(i)    Telephone/fax Order – An Authorized Representative shall have placed a telephone call to the Trustee’s Creation and Redemption Line and has received an Order Number from the Trustee for insertion in the Redemption Order, or

(ii)    Web-based Order – An Authorized Representative shall have accessed the Trustee’s online services (https://connect.bnymellon.com), the use of which is subject to the terms and conditions of the Order Entry System Terms and Conditions set forth on Annex II to these Procedures, and placed a Redemption Order.

in either case informing the Trustee that the Authorized Participant wishes to place a Redemption Order for a specified number of Baskets and, in the case of a telephone order, within 15 minutes following such telephone call, the Trustee shall have received a duly completed, irrevocable Redemption Order in the form set out in Annex I to these Procedures executed by an Authorized Representative of such Authorized Participant, via facsimile at the number specified in such Annex I or via email at the address specified in such Annex I.

The Trustee shall provide a written summary to the Sponsor and the Custodian of all accepted Redemption Orders for such Order Date no later than 5:30 p.m. (New York time).

(c)    Upon receipt of a properly completed Redemption Order, the Trustee shall send to the Authorized Participant (with copy to the Custodian), via facsimile or email message, as soon

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as reasonably practicable, but not later than 5:30 p.m. (New York time) on the Order Date for such Redemption Order a copy of the corresponding Redemption Order endorsed “Accepted” by the Trustee and indicating the Basket Gold Amount that the Custodian shall Deliver to the Authorized Participant in respect of each Basket being redeemed. Prior to the transmission of the Trustee’s acceptance as specified above, a Redemption Order will only represent the Authorized Participant’s unilateral offer to deposit Baskets in exchange for a Delivery of Gold and will have no binding effect upon the Trust or any other party. Following the transmission of the Trustee’s acceptance as specified above, a Redemption Order will be a binding agreement among the Trust and the Authorized Participant for the redemption of Baskets and the Delivery of Gold pursuant to the terms of the Redemption Order and these Procedures. If a Redemption Order is rejected, the Trustee shall send to the Authorized Participant (with copy to the Custodian), via facsimile or email message, as soon as reasonably practicable, but not later than 5:30 p.m. (New York time) on the Order Date for such Redemption Order, a copy of the corresponding Redemption Order endorsed “Declined” by the Trustee. The preceding sentence notwithstanding, Redemption Orders not accepted by 5:30 p.m. (New York time) on the Order Date shall be deemed cancelled. A Redemption Order which is not properly completed will be deemed invalid and rejected by the Trustee; the Authorized Participant may submit a corrected Redemption Order within the time period specified in Section 1.09 of the Standard Terms, currently within fifteen (15) minutes of such contact with the Authorized Participant, provided that the corrected Redemption Order must be received by the Trustee prior to the Order Cutoff Time.

(d)    The Trustee shall, by 9:30 a.m. New York time on the second Business Day following the Order Date of a Redemption Order, confirm in writing to the Custodian whether each of the following has occurred:

(i)    the Authorized Participant has Delivered by 9:00 a.m. New York time on the second Business Day following the Order Date to the Trustee’s account at DTC the total number of Shares to be redeemed by such Authorized Participant pursuant to such Redemption Order; and

(ii)    the Trustee shall have received the applicable Transaction Fee from the Authorized Participant, and the Authorized Participant shall have paid or agreed to pay, or reimbursed or agreed to reimburse, the Custodian, the Trustee and the Trust the amount of any and all taxes, governmental charges and fees payable in connection with the transfer of Gold and the Delivery of Shares, as well as any expense associated with the Delivery of Gold other than by credit to an account of the Authorized Participant maintained on an Unallocated Basis by the Custodian or a LBMA Gold clearing bank approved by the Custodian.

Upon the Delivery of the total number of Shares to be redeemed to the Trustee’s account at DTC and the satisfaction of the conditions set forth in clause (ii) of Section 3.01d, the Trustee shall cancel such Shares in accordance with its usual practice. Provided that the Custodian has received written confirmation from the Trustee that the conditions set forth in clauses (i) and (ii) of Section 3.01d. above have been satisfied, the Custodian shall, by 4:00 p.m. London time (usually 11:00 a.m. New York time) on the second Business Day following the Order Date, Deliver, as applicable to the specific Redemption Order, unallocated Gold in the amounts specified in the communication sent in compliance with Section 3.01c. above, to the account

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indicated by the redeeming Authorized Participant in its Redemption Order (which shall be the AP Account). Having made such Delivery, the Custodian shall send written confirmation thereof to the Trustee. The Authorized Participant shall bear all risk of any loss from the time the Gold is transferred from the Trust Unallocated Metal Account to the AP Account.

(e)    In all other cases, Delivery must be completed by the Custodian as soon as, in the reasonable judgment of the Custodian, it is practicable following receipt of written confirmation from the Trustee that the conditions set forth in clauses (i) and (ii) of Section 3.01d. above have been satisfied.

(f)    The foregoing provisions notwithstanding, neither the Trustee nor the Custodian shall be liable for any failure or delay in making Delivery of Gold in respect of a Redemption Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods or extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Trust, the Trustee, the Custodian or sub-custodian and similar extraordinary events beyond the Custodian’s and the Trustee’s reasonable control. In the event of any such delay, the time to complete Delivery in respect of a Redemption Order will be extended for a period equal to that during which the inability to perform continues.

(g)    In the event that, by 9:00 a.m. (New York time) on the second Business Day following the Order Date of a Redemption Order, the Trustee’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed pursuant to such Redemption Order, the Trustee shall send to the Authorized Participant and the Custodian via fax or email message notice of such fact and the Authorized Participant shall have two (2) Business Days following receipt of such notice to correct such failure. If such failure is not cured within such two (2) Business Day period, the Trustee (in consultation with the Sponsor) will cancel such Redemption Order and will send via fax or email message notice of such cancellation to the Authorized Participant and the Custodian, and the Authorized Participant will be solely responsible for all damages, losses, costs and expenses incurred by the Trust, the Sponsor, the Trustee or the Custodian related to the cancelled Order.

(h)    The redemption of Shares may be suspended or rejected under the circumstances specified in the Trust Agreement, these Procedures or the Standard Terms.

(i)    Except as provided in Sections 3.01c., 3.01g. and the Standard Terms, none of the Trustee, the Sponsor or the Custodian are under any duty to give notification of any defects or irregularities in any Redemption Order or the Delivery of the Shares, and shall not incur any liability for the failure to give any such notification.

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Sch. I-12

IN WITNESS WHEREOF, the Sponsor and the Trustee have executed these Creation and Redemption Procedures as of the date set forth above.

THE BANK OF NEW YORK MELLON, in its capacity as Trustee of the Goldman Sachs Physical Gold ETF

By:
Name:
Title::

GOLDMAN SACHS ASSET MANAGEMENT, L.P., in its capacity as Sponsor of the Goldman Sachs Physical Gold ETF

By:
Name:
Title: